EXHIBIT 10.1

AMENDMENT NO. SIX TO UNDERGROUND COAL SALES AGREEMENT

THIS AMENDMENT NO. SIX TO UNDERGROUND COAL SALES AGREEMENT (“Amendment No. Six”), by and between SAN JUAN COAL COMPANY, a Delaware corporation (referred to herein as “SJCC”) and PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation, and TUCSON ELECTRIC POWER COMPANY, an Arizona corporation (collectively referred to herein as the “Utilities”) (with SJCC and Utilities herein sometimes collectively referred to as “Parties”), further amends that certain Underground Coal Sales Agreement, dated August 31, 2001, as amended (the “UG-CSA”), between SJCC and the Utilities.

RECITALS

WHEREAS, the Utilities are part owners of the four unit San Juan Generating Station (“SJGS”) along with the County of Los Alamos (“Los Alamos”), Utah Associated Municipal Power Systems (“UAMPS”), City of Anaheim (“Anaheim”), Southern California Public Power Authority (“SCPPA”), City of Farmington (“Farmington”), M-S-R Public Power Agency (“MSR”), and Tri-State Generation and Transmission Association, Inc. (“Tri-State”), and all nine owners are collectively referred to as “Owners”, and

WHEREAS, SJCC owns and operates the San Juan Underground Mine (the “UG Mine”) that provides coal for the operation of SJGS, and

WHEREAS, San Juan Transportation Company (“SJTC”) may hold certain assets that have been used in conjunction with coal deliveries to SJGS, and

WHEREAS, SJCC and SJTC are wholly owned subsidiaries of BHP Billiton New Mexico Coal, Inc. (“BBNMC”), and

WHEREAS, on May 12, 2014, the United States Environmental Protection Agency, proposed to approve revisions to the New Mexico Regional Haze State Implementation Plan (“SIP”) that address the Best Available Retrofit Technology requirement for oxides of nitrogen (NOx) for SJGS, which revised SIP, among other things, requires the shutdown of Units 2 and 3 of SJGS by the end of calendar year 2017, and

WHEREAS, no later than December 31, 2014, the SJGS Owners desire to have as much certainty as reasonably possible about coal pricing for coal sales to SJGS for periods after the Closing Date (as defined herein), and

WHEREAS, the Parties believe that, rather than negotiating a replacement coal supply agreement for the period following December 31, 2017, it is in their mutual best interests to negotiate the terms of a potential Transaction (as defined herein), and

WHEREAS, the Parties desire to have negotiated the material terms of a potential Transaction, including the purchase price, by December 31, 2014, which material terms, should the Parties decide to proceed with the Transaction as set forth herein, will be reflected in the form of a binding and enforceable Letter of Intent (as defined herein), to be followed by a definitive purchase agreement as soon thereafter as possible, and

WHEREAS, capitalized terms used and not defined in this Amendment No. Six have the meaning set forth in the UG-CSA.

AGREEMENT

NOW THEREFORE, in consideration of the terms, covenants and agreements contained in this Amendment No. Six and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Utilities jointly and severally agree with SJCC as follows:

1.	The following language of Section 2.3, “Term” of the UG-CSA, shall be and is hereby deleted:

~~This Agreement shall expire December 31, 2017, unless such term is extended by mutual written agreement of the Parties.~~

The deleted language of Section 2.3 is hereby replaced with the following:

This Agreement shall expire December 31, 2017, unless such term is shortened by the terms of the Letter of Intent or the Purchase Agreement (as provided in Section 12.6(A) of the UG-CSA, as amended).

2.	Section 2.5 of the UG-CSA is hereby deleted.

3.	The following language in Section 12.6(A) of the UG-CSA shall be and is hereby deleted:

~~In the event the Parties fail to agree to extend this Agreement pursuant to Section 2.5 “Extension”, the Parties have the obligation to negotiate diligently and in good faith with a view to concluding a new agreement for the purchase and sale of coal to be effective commencing at the expiration of this Agreement.~~

The deleted language of Section 12.6(A) of the UG-CSA is hereby replaced with the following:

SJCC, SJTC and BHP Billiton New Mexico Coal, Inc. (“BBNMC”) and the Utilities will negotiate diligently and in good faith to reach a binding and enforceable letter of intent (the “Letter of Intent”) to include the material terms of a potential Transaction, which diligent and good faith negotiation obligation will terminate as of 5:00pm Farmington, New Mexico time on December 31, 2014 (the “LOI Deadline”); provided that such LOI Deadline shall be extended to no later than 5:00pm Farmington, New Mexico time on March 31, 2015, with the written consent of each of the Parties, which consent shall be provided for so long as SJCC, SJTC and BBNMC and the Utilities are continuing to negotiate in good faith towards execution of a Letter of Intent. For purposes of this Agreement, (i) “Transaction” shall mean the acquisition by the Purchaser Parties of SJCC and SJTC, the form of which transaction (assets/liabilities or stock) shall be negotiated by the Parties, and the contemporaneous termination of the UG-CSA (recognizing that the Parties’ post-expiration obligations under the UG-CSA will be addressed appropriately depending on the ultimate structure and terms of the Transaction), and (ii) the “Purchaser Parties” shall mean one or more of the Utilities, an entity directly or indirectly wholly owned exclusively by either or both of the Utilities, or such other entity agreed to by the Parties.

Following execution of the Letter of Intent, the entities party to the Letter of Intent will negotiate diligently and in good faith with one another the material terms of a binding definitive purchase agreement (the “Purchase Agreement”) as soon following execution of the Letter of Intent as practicable but no later than December 31, 2015. In the event a Purchase Agreement is not executed by 5:00pm Farmington, New Mexico time on December 31. 2015, the diligent and good faith negotiation obligation in this Section 12.6(A) shall be deemed to have expired and of no further force and effect.

The Parties anticipate that the Purchase Agreement shall provide for a closing date for the Transaction (the “Closing Date”) of December 31, 2016, unless an earlier date is agreed by the Parties, and such other terms (including escrow, representations and warranties, covenants, conditions precedent, indemnification, etc.) as the parties thereto may agree.

4.
If, in the sole judgment of the Utilities, for reasons including, but not limited to, because the purchase price to be paid in the potential Transaction does not result in an economic coal supply for SJGS, the Utilities may elect, prior to the LOI Deadline, to not enter into a Letter of Intent. If the Utilities do not enter into a Letter of Intent or the Purchase Agreement, SJCC will continue to supply coal until December 31, 2017, under the terms of the UG-CSA, as amended.

5.	Except as expressly provided in this Amendment No. Six, the UG-CSA, as amended by Amendment Nos. One through Five, shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on their behalf by their respective officers, thereunto duly authorized.

Public Service Company of New Mexico

By:     s/ Ronald E. Talbot
Name:      Ronald E. Talbot
Title:     SVP and COO                         Date: 01 OCT 2014

Tucson Electric Power Company

By:     s/ Mark Mansfield
Name:      Mark Mansfield
Title:     VP Energy Resources                     Date: 02 OCT 2014

San Juan Coal Company

By:     s/ Pat Risner
Name:      Pat Risner
Title:      President                         Date: 30 Sept 2014

San Juan Transportation Company and BHP Billiton New Mexico Coal, Inc. hereby execute this Agreement solely for the purpose of acknowledging and agreeing to the obligations specified for each of them in UG-CSA Section 12.6(A), as amended in this Amendment Six, with the understanding that this commitment does not make these entities a party to the UG-CSA for any purpose:

San Juan Transportation Company

By:     s/ Pat Risner
Name:      Pat Risner
Title:      President                         Date: 30 Sept 2014

BHP Billiton New Mexico Coal, Inc.

By:     s/ Pat Risner
Name:      Pat Risner
Title:      President                         Date: 30 Sept 2014

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